Exhibit 2
                                                                       ---------


                     AGREEMENT OF REORGANIZATION AND MERGER

                                     BETWEEN

                           FIRST MERCHANTS CORPORATION

                                       AND

                            LAFAYETTE BANCORPORATION



         THIS AGREEMENT OF REORGANIZATION AND MERGER (the "Agreement"), is entered into as of this 14th day of October, 2001, by and between First Merchants Corporation ("First Merchants") and Lafayette Bancorporation ("Lafayette").

                              W I T N E S S E T H:

         WHEREAS, First Merchants is a corporation duly organized and existing under the laws of the State of Indiana and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Muncie, Delaware County, Indiana;

         WHEREAS, Lafayette is a corporation duly organized and existing under the laws of the State of Indiana and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Lafayette, Tippecanoe County, Indiana;

         WHEREAS, Lafayette Bank and Trust Company (the "Bank") is a bank duly organized and existing under the laws of the State of Indiana and a wholly-owned subsidiary of Lafayette with its principal banking office in Lafayette, Tippecanoe County, Indiana;

         WHEREAS, it is the desire of First Merchants and Lafayette to effect a transaction whereby the Bank will become a wholly-owned subsidiary of First Merchants through a statutory merger of Lafayette with and into First Merchants; and

         WHEREAS, a majority of the entire Board of Directors of First Merchants and a majority of the entire Board of Directors of Lafayette have approved this Agreement, designated it as a plan of reorganization within the provisions of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and authorized its execution.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, First Merchants and Lafayette hereby make this Agreement and prescribe the terms and conditions of the merger of Lafayette with and into First Merchants and the mode of carrying the transaction into effect as follows:

                                    SECTION 1

                                   The Merger

         1.01. Merger. Subject to the terms and conditions of this Agreement, on the Effective Date (as defined in Section 11 hereof), Lafayette shall be merged into and under the Articles of Incorporation of First Merchants, which shall be the "Continuing Company" and which shall continue its corporate existence under the laws of the State of Indiana, pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law and particularly Indiana Code Chapter 23-1-40 (the "Merger").

         1.02. Right to Revise Merger. First Merchants may, at any time, change the method of effecting the Merger if and to the extent First Merchants deems such change to be desirable; provided, however, that no such change, modification or amendment shall (a) provide for the merger of the Bank with and into a subsidiary of First Merchants or another entity; (b) alter or change the amount or kind of consideration to be received by the shareholders of Lafayette specified in Section 3 hereof as a result of the Merger, except in accordance with the terms of Section 3 hereof; (c) adversely affect the tax treatment to the shareholders of Lafayette; or (d) materially impede or delay receipt of any approvals referred to in this Agreement or the consummation of the transactions contemplated by this Agreement.


                                    SECTION 2

                              Effect Of The Merger

         Upon the Merger becoming effective:

         2.01. General Description. The separate existence of Lafayette shall cease and the Continuing Company shall possess all of the assets of Lafayette including all of the issued and outstanding shares of capital stock of the Bank and all of its rights, privileges, immunities, powers, and franchises and shall be subject to and assume all of the duties and liabilities of Lafayette.

         2.02. Name, Offices, and Management. The name of the Continuing Company shall continue to be "First Merchants Corporation." Its principal banking office shall be located at 200 E. Jackson Street, Muncie, Indiana. Except as otherwise provided in Section 8.07 hereof, the Board of Directors of the Continuing Company, until such time as their successors have been elected and qualified, shall consist of the current Board of Directors of First Merchants. Except as otherwise provided in Section 8.08 hereof, the officers of First Merchants immediately prior to the Effective Date shall continue as the officers of the Continuing Company.

         2.03. Capital Structure. The amount of capital stock of the Continuing Company shall not be less than the capital stock of First Merchants immediately prior to the Effective Date increased by the amount of capital stock issued in accordance with Section 3 hereof.

         2.04. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of the Continuing Company shall be those of First Merchants immediately prior to the Effective Date until the same shall be further amended as provided by law.

         2.05. Assets and Liabilities. The title to all assets, real estate and other property owned by First Merchants and Lafayette shall vest in the Continuing Company without reversion or impairment. All liabilities of Lafayette shall be assumed by the Continuing Company.

         2.06. Additional Actions. If, at any time after the Effective Date, the Continuing Company shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable
(a) to vest, perfect or confirm, of record or otherwise, in the Continuing Company its right, title or interest in, to or under any of the rights, properties or assets of Lafayette or the Bank, or (b) otherwise carry out the purposes of this Agreement, Lafayette and the Bank and their respective officers and directors shall be deemed to have granted to the Continuing Company an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Continuing Company and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Continuing Company are authorized in the name of Lafayette or the Bank or otherwise to take any and all such action.


                                    SECTION 3

                               Consideration To Be
                    Distributed To Shareholders Of Lafayette

         3.01. Consideration. Upon and by reason of the Merger becoming effective, the shareholders of Lafayette of record on the Effective Date who have not dissented to the Merger in accordance with Indiana Code ss. 23-1-44, as amended, shall be entitled to receive in exchange for the shares of Lafayette's common stock held and at their election (subject to the limitations and prorations set forth in this Section 3) either (i) 1.11 (the "Conversion Ratio") shares of First Merchants' common stock for each share of Lafayette's common stock held ("Option 1"), or (ii) cash in the amount of $30.00 for each share of Lafayette's common stock held, subject to the provisions and limitations of
Section 3.07 ("Option 2"). A Lafayette shareholder shall be entitled to elect Option 1 for all shares held of record, Option 2 for all shares held of record or Option 1 for a portion of the shares held of record and Option 2 for a portion of the shares held of record. The Conversion Ratio shall be subject to adjustment as set forth in Sections 3.03 and 3.04.

         3.02. No Fractional First Merchants Common Shares. Certificates for fractional shares of common stock of First Merchants shall not be issued in respect of fractional interests arising from the Conversion Ratio. Each Lafayette shareholder who would otherwise have been entitled to a fraction of a First Merchants share, upon surrender of all of his/her/its certificates representing Lafayette's common shares, shall be paid in cash (without interest) in an amount equal to the fraction of the First Merchants Average Price (as defined below). No such shareholder of Lafayette shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         3.03. Recapitalization. If, between the date of this Agreement and the Effective Date, First Merchants issues a stock dividend with respect to its shares of common stock, combines, subdivides, or splits up its outstanding shares or takes any similar recapitalization action, then the Conversion Ratio shall be adjusted so that each Lafayette shareholder electing Option 1 shall receive such number of First Merchants shares as represents the same percentage of outstanding shares of First Merchants common stock at the Effective Date as would have been represented by the number of shares such shareholder would have received if the recapitalization had not occurred.

         3.04. Conversion Ratio Adjustment.

                  (a) As used in this Section 3.04, the term "First Merchants Average Price" shall mean the average of the mid point between the bid and ask prices of the common stock of First Merchants as reported in Bloomberg, L.P. for the thirty (30) days that First Merchants common stock trades on NASDAQ preceding the fifth (5th) calendar day prior to the Effective Date (the "Determination Date"). The First Merchants Average Price shall be appropriately and proportionately adjusted to reflect any share adjustment as contemplated by Section 3.03 hereof.

                  (b) Lafayette may terminate this Agreement if its Board of Directors so determines by a vote of a majority of the members of its entire Board of Directors if the First Merchants Average Price shall be less than $22.05; subject, however, to the following two provisions. If Lafayette elects to exercise its right of termination pursuant to the immediately preceding sentence, it shall give written notice to First Merchants within twenty-four (24) hours of the Determination Date. Within two (2) business days after the date of receipt of such notice, First Merchants shall have the option of adjusting the Conversion Ratio to equal a number equal to a quotient, the numerator of which is the product of $22.05 and the Conversion Ratio (as then in effect) and the denominator of which is the First Merchants Average Price. If First Merchants makes an election contemplated by the preceding sentence, it shall give prompt written notice to Lafayette of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 3.04(b) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this Section 3.04(b).

                  (c) First Merchants may terminate this Agreement if its Board of Directors so determines by a vote of a majority of the members of its entire Board of Directors if the First Merchants Average Price shall be greater than $26.95; subject, however, to the following two provisions. If First Merchants elects to exercise its right of termination pursuant to the immediately preceding sentence, it shall give written notice to Lafayette within twenty-four (24) hours of the Determination Date. Within two (2) business days after the date of receipt of such notice, Lafayette shall have the option of adjusting the Conversion Ratio to equal a number equal to a quotient, the numerator of which is the product of $26.95 and the Conversion Ratio (as then in effect) and the denominator of which is the First Merchants Average Price. If Lafayette makes an election contemplated by the preceding sentence, it shall give prompt written notice to First Merchants of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 3.04(c) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this
         Section 3.04(c).

         3.05. Election. An election form (the "Election Form") shall be mailed to each record holder of Lafayette's common stock as of the record date fixed for the special shareholders' meeting at which the Merger will be submitted to a vote of Lafayette's shareholders (the "Special Record Date"). In addition, reasonable efforts will be made to make the Election Form available to all persons who become shareholders of Lafayette between the Special Record Date and the Election Deadline (as defined below). Lafayette and First Merchants shall also establish a deadline for receipt of such Election Forms (the "Election Deadline"), which deadline shall be the close of business on the first day on which the administrative offices of First Merchants are generally open for business after the special meeting at which the Merger will be submitted to a vote of Lafayette's shareholders. The Election Forms shall be mailed to each record holder of Lafayette's common stock as of the Special Record Date along with the proxy materials for the special shareholders' meeting at which the Merger will be submitted to a vote of Lafayette's shareholders. The Election Form will permit each holder of record of Lafayette's common stock as of the Special Record Date to elect, subject to Section 3.07, to have all of such holder's shares converted in the Merger into either Option 1, Option 2 or a combination of Option 1 and Option 2. The Election Form shall also permit direct deposit of cash in each holder's account in either the Bank or First Merchants Bank, National Association. An election shall be duly made by completing the Election Form and any other required documents in accordance with the instructions set forth therein and delivering them to the Election Agent (as defined below) or to such other person or persons mutually agreed upon by Lafayette and First Merchants to receive elections, to receive outstanding Lafayette shares, to deliver cash or cash and shares of First Merchants' common stock and to carry out the other procedures set forth herein.

         3.06. Election Agent. First Merchants and Lafayette hereby appoint the Trust Department of First Merchants Bank, National Association to act as agent (the "Election Agent") of Lafayette's shareholders for the purposes of mailing and receiving the Election Forms, tabulating the results and notifying First Merchants and Lafayette of the results.


         3.07. All Cash Payments.

                  (a) In the event the  number  of  shares of  Lafayette  common stock covered by Option 2 elections would entitle Lafayette's shareholders to receive less than $50,329,248 in cash (including cash payments for fractional shares and payments to dissenting shareholders), all Option 1 and Option 2 elections of the holders of Lafayette's common stock shall be honored (each in its entirety). In the event that the amount of cash to be received by shareholders of Lafayette pursuant to the terms of the Agreement would result in cash payments of $50,329,248 or more (including cash payments for fractional shares and payments to dissenting shareholders), the Option 2 elections shall be honored in the following order: the Option 2 election which covers the largest number of shares of Lafayette's common stock shall be converted into an Option 1 election first, followed by the election which covers the next largest number of shares (each in its entirety) being converted into an Option 1 election and continuing this process until the total remaining number of outstanding Lafayette's shares covered by Option 2 elections is such that the Merger will (i) result in cash payments of no more than $50,329,248 (including cash payments for fractional shares and payments to dissenting shareholders), and
         (ii) satisfy the "continuity of interest" requirement applicable to tax-free reorganizations under the Code. Option 2 elections which are not converted into Option 1 elections shall remain as Option 2 elections.

                  (b) Shares of Lafayette's common stock with respect to which no Election Form is timely received or ever received or which are the subject of otherwise invalid elections (the "Non-Electing Shares") will be treated as if the holders thereof elected Option 1 for all shares held of record. This Section 3.07(b) shall be given effect prior to the reallocation provided for in Section 3.07(a).

                  (c) Lafayette and First Merchants shall mutually determine the validity of elections submitted by Lafayette's shareholders.

                  (d) A holder of Lafayette's shares that is a bank, trust company, security broker-dealer or other recognized nominee, may submit one or more Election Forms for the persons for whom it holds shares as nominee provided that such bank, trust company, security broker-dealer or nominee certifies to the satisfaction of Lafayette and First Merchants the names of the persons for whom it is so holding shares (the "Beneficial Owners"). In such case, each Beneficial Owner for whom an Election Form is submitted shall be treated as a separate owner for purposes of the election procedure and allocation of shares set forth herein.

                  (e) First Merchants and Lafayette may, upon mutual agreement, apply the adjustments set forth in this Section 3.07 only to such extent and to such number of Lafayette's shareholders as is necessary to accomplish the objectives of this Section 3.07 to assure that the Merger will qualify as a tax-free reorganization.

         3.08.  Distribution of First Merchants' Common Stock and Cash.

                  (a) Each share of common stock of First Merchants outstanding immediately prior to the Effective Date shall remain outstanding unaffected by the Merger.

                  (b) Following the Effective Date, First Merchants shall mail to each Lafayette shareholder a letter of transmittal (the "Letter of Transmittal") providing instructions as to the transmittal to the conversion agent, First Merchants Bank, National Association (the "Conversion Agent"), of certificates representing shares of Lafayette's common stock and the issuance of shares of First Merchants' common stock and cash in exchange therefor pursuant to the terms of this Agreement. Distribution of stock certificates representing First Merchants' common stock and cash payments for Lafayette's common stock and for fractional shares shall be made by First Merchants to each former shareholder of Lafayette within fifteen (15) business days of the later of the Effective Date or the date of such shareholder's delivery to the Conversion Agent of his/her/its certificates representing common stock of Lafayette, accompanied by a properly completed and executed Letter of Transmittal. Certificates surrendered for exchange by a person who is deemed to be an "affiliate" (as defined in Section 7.06 hereof) of Lafayette shall not be exchanged until First Merchants has received a written agreement from such affiliate as required pursuant to Section 7.06 hereof. Interest shall not accrue or be payable with respect to any cash payments.

                  (c) Following the Effective Date, stock certificates representing Lafayette's common stock shall be deemed to evidence only the right to receive cash and/or ownership of First Merchants' common stock (for all corporate purposes other than the payment of dividends) and cash for fractional shares, as applicable. No dividends or other distributions otherwise payable subsequent to the Effective Date on stock of First Merchants shall be paid to any shareholder entitled to receive the same until such shareholder has surrendered his/her/its certificates for Lafayette's common stock to the Conversion Agent in exchange for certificates representing First Merchants' common stock and/or cash. Upon surrender or compliance with the provisions of
         Section 3.08(f), there shall be paid to the record holder of the new certificate(s) evidencing shares of First Merchants' common stock the amount of all dividends and other distributions, without interest thereon, withheld with respect to such common stock.

                  (d) At or after the Effective Date, there shall be no transfers on the stock transfer books of Lafayette of any shares of the common stock of Lafayette. If, after the Effective Date, certificates are presented for transfer to Lafayette, such certificates shall be cancelled and exchanged for the consideration set forth in Section 3.01 hereof, as adjusted pursuant to the terms of this Agreement.

                  (e) First Merchants shall be entitled to rely upon the stock transfer books of Lafayette to establish the persons entitled to receive cash and shares of common stock of First Merchants, which books, in the absence of actual knowledge by First Merchants of any adverse claim thereto, shall be conclusive with respect to the ownership of such stock.

                  (f) With respect to any certificate for shares of Lafayette's common stock which has been lost, stolen, or destroyed, First Merchants shall be authorized to issue common stock to the registered owner of such certificate upon receipt of an affidavit of lost stock certificate, in form and substance satisfactory to First Merchants, and upon compliance by the Lafayette's shareholder with all procedures historically required by Lafayette in connection with lost, stolen, or destroyed certificates.


                                    SECTION 4

                             Dissenting Shareholders

         Shareholders of Lafayette shall have the rights accorded to dissenting shareholders under Indiana Code ss. 23-1-44, as amended. Shareholders of First Merchants are not entitled to any dissenters' rights under Indiana Code ss. 23-1-44 since First Merchants common stock is quoted and traded on the NASDAQ National Market System.


                                    SECTION 5

                               Representations and
                             Warranties of Lafayette

         Lafayette represents and warrants to First Merchants with respect to itself and the Bank as follows: (For the purposes of this Section, a "Disclosure Letter" is defined as a letter referencing Section 5 of this Agreement which shall be prepared and executed by an authorized executive officer of Lafayette and delivered to and initialed by an authorized executive officer of First Merchants contemporaneous with the execution of this Agreement.)

         5.01. Organization and Authority. Lafayette is a corporation duly organized and validly existing under the laws of the State of Indiana, and the Bank is a bank duly organized and validly existing under the laws of the State of Indiana. Lafayette and the Bank have the power and authority (corporate and other) to conduct their respective businesses in the manner and by the means utilized as of the date hereof. Except as set forth in the Disclosure Letter, Lafayette's only subsidiary is the Bank, and the Bank has no subsidiaries. The Bank is subject to primary federal regulatory supervision and regulation by the Federal Deposit Insurance Corporation.

         5.02. Authorization.

                  (a) Lafayette has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals and Lafayette's shareholder approval. This Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of Lafayette, enforceable in accordance with its terms except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

                  (b) Except as set forth in the Disclosure Letter, neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, or constitute a default under Lafayette's Articles of Incorporation or By-Laws; (ii) conflict with, result in a breach of, or constitute a default under any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order or decree, or any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment, to which Lafayette or the Bank is subject or bound, the result of which would materially affect the business or financial condition of Lafayette or the Bank; (iii) result in the creation of or give any person, corporation or entity, the right to create any lien, charge, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of Lafayette or the Bank; (iv) terminate or give any person, corporation or entity, the right to terminate, amend, abandon, or refuse to perform any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment to which Lafayette or the Bank is subject or bound; or (v) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Lafayette or the Bank is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment.

                  (c) Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws and applicable Indiana banking and corporate statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by Lafayette of the transactions contemplated by this Agreement.

                  (d) Other than those filings, authorizations, consents and approvals referenced in Section 5.02(c) above and except as set forth in the Disclosure Schedule, no notice to, filing with, authorization of, exemption by, or consent or approval of, any third party is necessary for the consummation by Lafayette of the transactions contemplated by this Agreement.

         5.03. Capitalization.

                  (a) The authorized capital stock of Lafayette as of the date hereof consists, and on the Effective Date will consist, of 5,000,000 shares of common stock, without par value, 3,961,589 shares of which are issued and outstanding. Such issued and outstanding shares of Lafayette's common stock have been duly and validly authorized by all necessary corporate action of Lafayette, are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholders. Lafayette has no capital stock authorized, issued or outstanding other than as described in this
         Section 5.03(a) and, except as set forth in the Disclosure Letter, has no intention or obligation to authorize or issue any other shares of capital stock.

                  (b) The authorized capital stock of the Bank as of the date hereof consists, and on the Effective Date will consist, of 2,000 shares of common stock, $100.00 par value per share, all 2,000 shares of which are issued and outstanding to Lafayette. Such issued and outstanding shares of Bank common stock have been duly and validly authorized by all necessary corporate action of the Bank, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Bank shareholders. All the issued and outstanding shares of Bank common stock are owned by Lafayette, free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto. The Bank has no capital stock authorized, issued or outstanding other than as described in this Section 5.03(b) and has no intention or obligation to authorize or issue any other shares of capital stock.

                  (c) Except as set forth in the Disclosure Letter, there are no options, commitments, calls, agreements, understandings, arrangements or subscription rights regarding the issuance, purchase or acquisition of capital stock, or any securities convertible into or representing the right to purchase or otherwise receive the capital stock or any debt securities, of Lafayette nor the Bank by which Lafayette or the Bank is or may become bound. Neither Lafayette nor the Bank has any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of its respective outstanding shares of capital stock.

                  (d) Except as set forth in the Disclosure Letter, to the knowledge of Lafayette, no person or entity beneficially owns 5% or more of Lafayette's outstanding shares of common stock.

                  (e) As of the date hereof, there are 38,104 stock appreciation rights (an "SAR") granted and unexercised under the Lafayette Officers' Stock Appreciation Rights Plan. Other than such granted and unexercised SARs, there are, and at the Effective Date there will be, no other such rights that have been granted by Lafayette or which could be exercised. The Base Price (as such term is defined in the Lafayette Officers' Stock Appreciation Rights Plan) for each such granted and unexercised SAR is $3.66.

         5.04. Organizational Documents. The respective Articles of Incorporation and By-Laws of Lafayette and the Bank have been delivered to First Merchants and represent true, accurate and complete copies of such corporate documents of Lafayette and the Bank in effect as of the date of this Agreement.

         5.05. Compliance with Law. Except as set forth in the Disclosure Letter, neither Lafayette nor the Bank has engaged in any activity nor taken or omitted to take any action which has resulted or, to the knowledge of Lafayette could result, in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body, the violation of which could materially affect the business, prospects, condition (financial or otherwise) or results of operations of Lafayette or the Bank. Lafayette and the Bank possess all licenses, franchises, permits and other authorizations necessary for the continued conduct of their respective businesses without material interference or interruption and such licenses, franchises, permits and authorizations shall be transferred to First Merchants on the Effective Date without any restrictions or limitations thereon or the need to obtain any consents of third parties. All agreements and understandings with, and all orders and directives of, all regulatory agencies or government authorities with respect to the business or operations of Lafayette or the Bank, including all correspondence, communications and commitments related thereto, are set forth in the Disclosure Letter. Except as set forth in the Disclosure Letter, the Bank has received no inquiries from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act or the Community Reinvestment Act or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder. Except as set forth in the Disclosure Letter, Lafayette has received no inquiries from any regulatory agency or government authority relating to its compliance with any securities laws applicable to Lafayette.

         5.06. Accuracy of Statements. Neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by Lafayette or the Bank to First Merchants pursuant to or in connection with this Agreement or the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied by Lafayette or the Bank with respect to their businesses, operations and financial condition for inclusion in the proxy statement and registration statement relating to the Merger) contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed and for the registration statement at the time it becomes effective) any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         5.07. Litigation and Pending Proceedings. Except as set forth in the Disclosure Letter, there are no claims of any kind, nor any action, suits, proceedings, arbitrations or investigations pending or, to the knowledge of Lafayette or the Bank, threatened in any court or before any government agency or body, arbitration panel or otherwise (nor does Lafayette or the Bank have any knowledge of a basis for any claim, action, suit, proceeding, arbitration or investigation) against, by or materially adversely affecting Lafayette or the Bank or their respective businesses, prospects, conditions (financial or otherwise), results of operations or assets, or which would prevent the performance of this Agreement or declare the same unlawful or cause the rescission hereof. There are no material uncured violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Lafayette or the Bank as a result of an examination by any regulatory agency or body.

         5.08. Financial Statements.

                  (a) Lafayette's consolidated balance sheets as of the end of the two fiscal years ended December 31, 1999 and 2000 and for the six
         (6) month period ended June 30, 2001 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended (hereinafter collectively referred to as the "Financial Information") present fairly the consolidated financial condition or position of Lafayette as of the respective dates thereof and the consolidated results of operations of Lafayette for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The Financial Information as of and for the two (2) fiscal years ended 1999 and 2000 are audited financial statements.

                  (b) All loans reflected in the Financial Information and which have been made, extended or acquired since June 30, 2001, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) to the extent that the Bank has a security interest in collateral or a mortgage securing such loans, are secured by perfected security interests or mortgages naming the Bank as the secured party or mortgagee, except for such unperfected security interests or mortgages naming the Bank as secured party or mortgagee which, on an individual loan basis, would not materially adversely affect the value of any such loan and the recovery of payment on any such loan if the Bank is not able to enforce any such security interest or mortgage.

         5.09. Absence of Certain Changes. Except for events and conditions relating to the business and interest rate environment in general (including consequences of the terrorist attack on the United States on September 11,
2001), the accrual or payment of Merger-related expenses, or as set forth in the Disclosure Letter, since June 30 2001, no events or conditions of any character, whether actual, threatened or contemplated, have occurred, or, to the knowledge of Lafayette, can reasonably be expected to occur, which materially adversely affect Lafayette's or the Bank's business, prospects, conditions (financial or otherwise), assets or results of operations or which have caused, or can reasonably be expected to cause, Lafayette's or the Bank's business to be conducted in a materially less profitable manner than prior to June 30, 2001. Between the period from June 30, 2001 to the date of this Agreement, Lafayette and the Bank have carried on their respective businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Lafayette's common stock (other than normal quarterly cash dividends) or any split, combination or reclassification of any stock of Lafayette or the Bank or any issuance or the authorization of any issuance of any securities in respect of, or in lieu of, or in substitution for shares of Lafayette's common stock.

         5.10. Absence of Undisclosed Liabilities. Neither Lafayette nor the Bank is a party to any agreement, contract, loan, obligation, commitment, arrangement, liability, lease or license which individually exceeds $50,000 per year or which may not be terminated within one year from the date of this Agreement, except as set forth in the Disclosure Letter and except for unfunded loan commitments made in the ordinary course of the Bank's business consistent with past practices, nor to the knowledge of Lafayette does there exist any circumstances resulting from transactions effected or to be effected or events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in any such agreement, contract, loan, obligation, commitment, arrangement, liability, lease or license.

         5.11. Title to Assets.

                  (a) Except as set forth in the Disclosure Letter, Lafayette and the Bank have good and marketable title in fee simple absolute to all personal property reflected in the June 30, 2001 Financial
         Information, good and marketable title to all other properties and assets which Lafayette or the Bank purport to own, good and marketable title to or right to use by terms of any lease or contract all other property used in Lafayette's or the Bank's business, and good and marketable title to all property and assets acquired since June 30, 2001, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges, claims or encumbrances of any nature.

                  (b) All furniture, fixtures, machinery, equipment, computer software and hardware, and all other tangible personal property owned or used by Lafayette or the Bank, including any such items leased as a lessee, are in good working order and free of known defects, subject only to normal wear and tear. The operation by Lafayette or the Bank of such properties and assets is in compliance with all applicable laws, ordinances, rules and regulations of any governmental authority or third party having jurisdiction over such use, except for such noncompliance that would not have a material adverse effect on the business of Lafayette or the Bank.

         5.12. Loans and Investments.

                  (a) Except as set forth in the Disclosure Letter, there is no loan of the Bank in excess of $100,000 that has been classified by bank regulatory examiners as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss," nor is there any loan of the Bank in excess of $100,000 that has been identified by management, accountants or auditors (internal or external) as having a significant risk of uncollectibility. The Bank's loan watch list and all loans in excess of $100,000 that the Bank's management has determined to be ninety (90) days or more past due with respect to principal or interest or has placed on nonaccrual status are set forth in the Disclosure Letter.

                  (b) Each of the reserves and allowances for possible loan losses and the carrying value for real estate owned which are shown on the Financial Information is, in the opinion of Lafayette and the Bank, adequate in all material respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such Financial Information.

                  (c) Except as set forth in the Disclosure Letter, none of the investments reflected in the Financial Information and none of the investments made by Lafayette or the Bank since June 30, 2001 is subject to any restrictions, whether contractual or statutory, which materially impairs the ability of Lafayette or the Bank to dispose freely of such investment at any time. Except as set forth in the Disclosure Letter, neither Lafayette nor the Bank are a party to any repurchase agreements with respect to securities.

         5.13. Employee Benefit Plans.

                  (a) The Disclosure Letter contains a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is maintained, administered or contributed to by Lafayette or the Bank and covers any employee, director or former employee or director of Lafayette or the Bank under which Lafayette or the Bank has any liability. Copies of such plans (and, if applicable, related trust agreements or insurance contracts) and all amendments thereto and written interpretations thereof have been furnished to First Merchants together with the three most recent annual reports prepared in connection with any such plan and the current summary plan descriptions. Such plans are hereinafter referred to individually as an "Employee Plan" and collectively as the "Employee Plans." The Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in
         Section 3(2)(A) of ERISA are identified in the list referred to above.

                  (b) The Employee Plans comply with and have been operated in accordance with all applicable laws, regulations, rulings and other requirements the breach or violation of which could materially affect Lafayette, the Bank, or an Employee Plan. Each Employee Plan has been administered in substantial conformance with such requirements and all reports and information required with respect to each Employee Plan have been timely given.

                  (c) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, for which no statutory or administrative exemption exists, and no "reportable event," as defined in Section 4043(b) of ERISA, for which a notice is required to be filed, has occurred with respect to any Employee Plan. Neither Lafayette nor the Bank has any outstanding liability to the Pension Benefit Guaranty Corporation ("PBGC"), or any liability to the Internal Revenue Service ("IRS"), to the Department of Labor ("DOL") or to an employee or Employee Plan beneficiary under Section 502 of ERISA.

                  (d) To the best knowledge of Lafayette and the Bank, no "fiduciary," as defined in Section 3(21) of ERISA, of an Employee Plan has failed to comply with the requirements of Section 404 of ERISA.

                  (e) Each of the Employee Plans which is intended to be qualified under Code Section 401(a) has been amended to comply in all material respects with the applicable requirements of the Code, including the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Revenue Reconciliation Act of 1990, the Tax Extension Act of 1991, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and the Retirement Protection Act of 1994 and any rules, regulations or other requirements promulgated thereunder (the "Acts"). In addition, each such Employee Plan has been and is being operated in substantial conformance with the applicable provisions of ERISA and the Code, as amended by the Acts, including operational compliance with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998 (even though actual plan amendments do not have to be made until the last day of the 2001 plan year). Except as set forth in the Disclosure Letter, Lafayette and/or the Bank, as applicable, sought and received favorable determination letters from the IRS within the applicable remedial amendment periods under Code Section 401(b), and has furnished to First Merchants copies of the most recent IRS determination letters with respect to any such Employee Plan.

                  (f) No Employee  Plan owns any  security of  Lafayette  or the
         Bank, except the Bank's Employees' Pension Plan which holds 44,781 shares of Lafayette common stock.

                  (g) Except as set forth in the Disclosure Letter, no Employee Plan has incurred an "accumulated funding deficiency," as determined under Code Section 412 and ERISA Section 302.

                  (h) Except as set forth in the Disclosure Letter, no Employee Plan has been terminated or incurred a partial termination (either voluntarily or involuntarily).

                  (i) No claims against an Employee Plan, Lafayette or the Bank, with respect to an Employee Plan, (other than normal benefit claims) have been asserted or, to the best knowledge of Lafayette or the Bank, threatened.

                  (j) Except as set forth in the Disclosure Letter, there is no contract, agreement, plan or arrangement covering any employee, director or former employee or director of Lafayette or the Bank that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G or
         Section 162(a)(1) of the Code.

                  (k) To the best knowledge of Lafayette and the Bank, no event has occurred that would cause the imposition of the tax described in Code Section 4980B. To the best knowledge of Lafayette and the Bank, all requirements of ERISA Section 601 have been met.

                  (l) The Disclosure Letter contains a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) was entered into, maintained or contributed to, as the case may be, by Lafayette or the Bank, and (iii) covers any employee, director or former employee or director of Lafayette or the Bank. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to First Merchants, are hereinafter referred to collectively as the "Benefit Arrangements." Each of the Benefit Arrangements has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangements.

                  (m) Except as set forth in the Disclosure Letter, neither Lafayette nor the Bank has any present or future liability in respect of post-retirement health and medical benefits for former employees or directors of Lafayette or the Bank.

                  (n) Except as set forth in the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by Lafayette or the Bank relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plans or Benefit Arrangements above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2000.

                  (o) For purposes of this Section 5.13, references to Lafayette or the Bank are deemed to include (i) all predecessors of Lafayette or the Bank, (ii) any subsidiary of Lafayette or the Bank, (iii) all members of any controlled group (as determined under Code Section 414(b) or (c)) that includes Lafayette or the Bank, and (iv) all members of any affiliated service group (as determined under Code
         Section 414(m) or (n)) that includes Lafayette or the Bank.

         5.14. Obligations to Employees. Except as set forth in the Disclosure Letter, all accrued obligations and liabilities of Lafayette and the Bank, whether arising by operation of law, by contract or by past custom, for payments to trust or other funds, to any government agency or body or to any individual director, officer, employee or agent (or his heirs, legatees or legal representative) with respect to unemployment compensation or social security benefits and all pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation rights or profit sharing plan, any employment, deferred compensation, consultant, bonus or collective bargaining agreement or group insurance contract or other incentive, welfare or employee benefit plan or agreement maintained by Lafayette or the Bank for their current or former directors, officers, employees and agents have been and are being paid to the extent required by law or by the plan or contract, and adequate actuarial accruals and/or reserves for such payments have been and are being made by Lafayette or the Bank in accordance with generally accepted accounting and actuarial principles, except where the failure to pay any such accrued obligations or liabilities or to maintain adequate accruals and/or reserves for payment thereof would not materially adversely affect Lafayette or the Bank or their respective businesses, prospects, conditions (financial or otherwise), results of operations or assets. All obligations and liabilities of Lafayette and the Bank, whether arising by operation of law, by contract, or by past custom, for all forms of compensation which are or may be payable to their current or former directors, officers, employees or agents have been and are being paid, and adequate accruals and/or reserves for payment therefor have been and are being made in accordance with generally accepted accounting principles, except where the failure to pay any such obligations and liabilities or to maintain adequate accruals and/or reserves for payment thereof would not materially adversely affect Lafayette or the Bank or their respective businesses, prospects, conditions (financial or otherwise), results of operations or assets. All accruals and reserves referred to in this Section 5.14 are correctly and accurately reflected and accounted for in the books, statements and records of Lafayette and the Bank, except where the failure to correctly and accurately reflect and account for such accruals and reserves would not materially adversely affect Lafayette or the Bank or their respective businesses, prospects, conditions (financial or otherwise), results of operations or assets.

         5.15. Taxes, Returns and Reports. Lafayette and the Bank have (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed as of the date hereof, and each return is true, complete and accurate in all material respects; (b) paid in all material respects all taxes, assessments and other governmental charges due or claimed to be due upon them or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Except for taxes not yet due and payable, the reserve for taxes on the Financial Information is adequate to cover all of Lafayette's and the Bank's tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years with respect to any transactions consummated prior to June 30, 2001. Neither Lafayette nor the Bank has, or will have, any liability for taxes of any nature for or with respect to the operation of their business, including the assets of any subsidiary, from June 30, 2001, up to and including the Effective Date, except to the extent reflected on their Financial Information or on financial statements of Lafayette or the Bank subsequent to such date and as set forth in the Disclosure Letter. Neither Lafayette nor the Bank is currently under audit by any state or federal taxing authority. Except as set forth in the Disclosure Letter, neither the federal, state, or local tax returns of Lafayette or the Bank have been audited by any taxing authority during the past five (5) years.

         5.16. Deposit Insurance. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and the Bank has paid all premiums and assessments with respect to such deposit insurance.

         5.17. Reports. Since January 1, 1995, each of Lafayette and the Bank have timely filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (ii) the Indiana Department of Financial Institutions, (iii) the FDIC, and (iv) any federal, state, municipal or local government, securities, banking, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (collectively, the "Regulatory Authorities"), having jurisdiction over the affairs of either Lafayette or the Bank. All such reports filed by Lafayette and the Bank complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authorities and are true, accurate and complete in all material respects and were prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis. Except as set forth in the Disclosure Letter, there is no unresolved violation, criticism or exception by any of the Regulatory Authorities with respect to any report or statement filed by, or any examinations of, Lafayette or the Bank.

         5.18. Absence of Defaults. Neither Lafayette nor the Bank is in violation of its charter documents or By-Laws or in default under any material agreement, commitment, arrangement, loan, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for defaults which would not have a material adverse effect on the business of Lafayette or the Bank.

         5.19. Tax and Regulatory Matters. Neither Lafayette nor the Bank has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or
(ii) materially impede or delay receipt of any regulatory approval required for consummation of the transactions contemplated by this Agreement.


         5.20. Real Property.

                  (a) A list of the locations of each parcel of real property owned by Lafayette or the Bank (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Lafayette or the Bank for disposition as required by law) is set forth in the Disclosure Letter under the heading of "Owned Real Property" (such real property being herein referred to as the "Owned Real Property"). A list of the locations of each parcel of real property leased by Lafayette or the Bank is also set forth in the Disclosure Letter under the heading of "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). Lafayette shall update the Disclosure Letter within ten (10) days after acquiring or leasing any real property after the date hereof. Collectively, the Owned Real Property and the Leased Real Property are herein referred to as the "Real Property."

                  (b) There is no pending action involving Lafayette or the Bank as to the title of or the right to use any of the Real Property.

                  (c) Neither Lafayette nor the Bank has any interest in any other real property except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

                  (d) None of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line and all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes. The representation made in the immediately preceding sentence shall be deemed to have been made to the knowledge of Lafayette and the Bank, except with respect to the main downtown office of the Bank located at 133 North Fourth Street, Lafayette, Indiana to which office such knowledge qualifier shall not be applicable.

                  (e) None of the buildings, structures or improvements located on the Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Lafayette, threatened, with respect to any such building, structure or improvement. The Real Property is in good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities. The Real Property has been used and operated in compliance with all applicable laws, statutes, rules, regulations and ordinances applicable thereto.

                  (f) Except as may be reflected in the Financial Information or with respect to such easements, liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the Owned Real Property, Lafayette and the Bank have, and at the Closing Date will have, good and marketable title to their respective Owned Real Property, free and clear of all liens, mortgages, security interests, encumbrances and restrictions of any kind or character.

                  (g) Neither Lafayette nor the Bank has caused or allowed the generation, treatment, storage, disposal or release at any Real Property of any Toxic Substance, except in accordance with all applicable federal, state and local laws and regulations. "Toxic Substance" means any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, metals, liquids, semi-solids or solids, that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or cleanup.

                  (h) Except as disclosed in the Disclosure Letter, there are no underground storage tanks located on, in or under any Owned Real Property and no such Owned Real Property has previously contained an underground storage tank. Neither Lafayette nor the Bank own or operate any underground storage tank at any Leased Real Property and no such Leased Real Property has previously contained an underground storage tank. No Real Property is or has been listed on the CERCLIS.

                  (i) No Toxic Substance has been released, spilled, discharged or disposed at, in, on or under any Real Property nor are there any other conditions or circumstances affecting any Real Property, in each case, which would pose a significant risk to the environment or the health or safety of persons or otherwise pose a material risk of liability for remediation, corrective action or clean-up.

                  (j) The Real Property is not "property" within the definition of Indiana Code 13-11-2-174. Neither Lafayette nor the Bank is required to provide a "disclosure document" to First Merchants as a result of the Merger pursuant to the Indiana Responsible Property Transfer Law (I.C. ss. 13-25-3-1 et seq.).

                  (k) Except as set forth in the Disclosure Letter, there are no mechanic's or materialman's liens against the Real Property, and no unpaid claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing the Real Property in respect of which liens may or could be filed against the Real Property.

         5.21. Securities Law Compliance. Lafayette's common stock is traded on the over-the-counter bulletin board of the National Association of Securities Dealers, Inc. under the symbol of "LAYB." Lafayette has complied in all material respects with all state, federal or foreign securities laws, statutes, rules, regulations or orders, injunctions or decrees of any government agency relating thereto. Lafayette has complied in all material respects with all rules, regulations, orders, injunctions or decrees of the National Association of Securities Dealers, Inc. and all entities related or affiliated therewith and has filed all reports and documents required to be filed with such entities. Lafayette has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including Lafayette's Annual Report on Form 10-K for the year ended December 31, 2000, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, copies of which have previously been delivered to First Merchants. All such Securities and Exchange Commission filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

         5.22. Broker's or Finder's Fees. Except for Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, no agent, broker or other person acting on behalf of Lafayette or the Bank or under any authority of Lafayette or the Bank is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto, other than attorneys' or accountants' fees, in connection with any of the transactions contemplated by this Agreement.

         5.23. Shareholder Rights Plan. Except as otherwise provided in Lafayette's Articles of Incorporation and By-Laws, Lafayette has no shareholder rights plan or any other plan, program or agreement involving, restricting, prohibiting or discouraging a change in control or merger of Lafayette or which may be considered an anti-takeover mechanism.

         5.24. Indemnification Agreements. Except as set forth in the Disclosure Letter, neither Lafayette nor the Bank is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, shareholder or agent against any liability or hold the same harmless from liability other than as expressly provided in the Articles of Incorporation or By-Laws of Lafayette and the Bank.

         5.25 Bring Down of Representations and Warranties. All representations and warranties of Lafayette and the Bank contained in this Section 5 shall be true, accurate and correct on and as of the Effective Date except as affected by the transactions contemplated by and specified within the terms of this Agreement.

         5.26. Nonsurvival of Representations and Warranties. The representations and warranties contained in this Section 5 shall expire on the Effective Date or the earlier termination of this Agreement, and thereafter Lafayette and the Bank and all directors and officers of Lafayette and the Bank shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally made or is deemed to be fraudulent.

                                    SECTION 6

                               Representations and
                          Warranties of First Merchants

         First Merchants hereby represents and warrants to Lafayette as follows. (For the purposes of this Section, a "Disclosure Letter" is defined as a letter referencing Section 6 of this Agreement which shall be prepared and executed by an authorized executive officer of First Merchants and delivered to and initialed by an authorized executive officer of Lafayette contemporaneous with the execution of this Agreement).

         6.01. Organization and Qualification. First Merchants is a corporation organized and existing under the laws of the State of Indiana and has the corporate power and authority to conduct its business in the manner and by the means utilized as of the date hereof.

         6.02. Authorization.

                  (a) First Merchants has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals and First Merchants' shareholder approval. The Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of First Merchants, enforceable in accordance with its terms, except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt, or other laws of general application relating to or affecting the enforcement of creditor's rights.

                  (b) Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, or constitute a default under First Merchants' Articles of Incorporation or By-laws; (ii) conflict with, result in a breach of, or constitute a default under any federal, foreign, state or local law, statute, ordinance, rule, regulation, or court or administrative order or decree, or any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment, to which First Merchants is subject or bound, the result of which would materially affect the business or financial condition of First Merchants; (iii) result in the creation of or give any person, corporation or entity, the right to create any lien, charge, claim, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of First Merchants;
         (iv) terminate or give any person, corporation or entity the right to terminate, amend, abandon, or refuse to perform any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment to which First Merchants is a party or by which First Merchants is subject or bound; or (v) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, First Merchants is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment.

                  (c) Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws, and applicable Indiana banking and corporate statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by First Merchants of the transactions contemplated by this Agreement.

                  (d) Other than those filings, authorizations, consents and approvals referenced in Section 6.02(c) above and filings and approvals relating to the listing of the shares of First Merchants common stock to be issued in the Merger on the National Market System of NASDAQ and certain other filings and approvals with NASDAQ relating to the change in the number of shares of First Merchants outstanding as a result of the Merger, no notice to, filing with, authorization of, execution by, or consent or approval of, any third party is necessary for the consummation by First Merchants of the transactions contemplated by this Agreement.

         6.03. Capitalization.

                  (a) As of October 14, 2001, First Merchants had 50,000,000 shares of common stock authorized, no par value, of which 12,675,468 shares were issued and outstanding. Such issued and outstanding shares of First Merchants' common stock have been duly and validly authorized by all necessary corporate action of First Merchants, are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholders.

                  (b) First Merchants has 500,000 shares of Preferred Stock authorized, no par value, no shares of which have been issued and no commitments exist to issue any of such shares.

                  (c) The shares of First Merchants' common stock to be issued pursuant to the Merger will be fully paid, validly issued and nonassessable.

         6.04. Organizational Documents. The Articles of Incorporation and By-laws of First Merchants in force as of the date hereof have been delivered to Lafayette. The documents delivered by it represent true, accurate and complete copies of the corporate documents of First Merchants in effect as of the date of this Agreement.

         6.05. Litigation and Pending Proceedings. Except as set forth in the Disclosure Letter, there are no claims of any kind, nor any action, suits, proceedings, arbitrations or investigations pending or, to the knowledge of First Merchants threatened, in any court or before any government agency or body, arbitration panel or otherwise (nor does First Merchants have any knowledge of a basis for any claim, action, suit, proceeding, arbitration or investigation) against First Merchants or any of its subsidiaries which are material to the business, prospects, condition (financial or otherwise), results of operations or assets of First Merchants and its subsidiaries taken as a whole. There are no material uncured violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to First Merchants or its subsidiary, First Merchants Bank, National Association, as a result of an examination by any regulatory agency or body.

         6.06. Financial Statements. First Merchants consolidated balance sheets as of the end of the two fiscal years ended December 31, 1999 and 2000 and the six (6) months ended June 30, 2001 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended ("First Merchants Financial Information") present fairly the consolidated financial condition or position of First Merchants as of the respective dates thereof and the consolidated results of operations of First Merchants for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The First Merchants financial statements as of and for the two (2) fiscal years ended December 31, 1999 and 2000 are audited financial statements.

         6.07. Loans and Investments.

                  (a) Except as set forth in the Disclosure Letter, as of June 30, 2001, there was no loan of First Merchants Bank, National Association ("Bank Subsidiary") in excess of $100,000 that had been classified by bank regulatory examiners as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss." All loans of First Merchants Bank, National Association as of June 30, 2001, in excess of $100,000 that management has determined to be ninety (90) days or more past due with respect to principal or interest or has placed on nonaccrual status are set forth in the Disclosure Letter.

                  (b) Each of the reserves and allowances for possible loan losses and the carrying value for real estate owned which are shown on the First Merchants Financial Information is, in the opinion of First Merchants, adequate in all material respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such First Merchants Financial Information.

                  (c) Except as set forth in the Disclosure Letter, none of the investments reflected in the First Merchants Financial Information and none of the investments made by First Merchants or its subsidiary, First Merchants Bank, National Association, since June 30, 2001 is subject to any restrictions, whether contractual or statutory, which materially impairs the ability of First Merchants or its subsidiary, First Merchants Bank, National Association, to dispose freely of such investment at any time. Except as set forth in the Disclosure Letter, neither First Merchants nor its subsidiary, First Merchants Bank, National Association, is a party to any repurchase agreements with respect to securities.

         6.08. Employee Benefit Plans.

                  (a) The Disclosure Letter contains a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is maintained, administered or contributed to by First Merchants or its subsidiaries and covers any employee, director or former employee or director of First Merchants or its subsidiaries under which First Merchants or any of its subsidiaries has any liability. Copies of such plans (and, if applicable, related trust agreements or insurance contracts) and all amendments thereto and written interpretations thereof have been furnished to Lafayette together with the three most recent annual reports prepared in connection with any such plan and the current summary plan descriptions. Such plans are hereinafter referred to individually as a "First Merchants Employee Plan" and collectively as the "First Merchants Employee Plans." The First Merchants Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2)(A) of ERISA are identified in the list referred to above.

                  (b) The First Merchants Employee Plans comply with and have been operated in accordance with all applicable laws, regulations, rulings and other requirements the breach or violation of which could materially affect First Merchants, any of its subsidiaries, or a First Merchants Employee Plan. Each First Merchants Employee Plan has been administered in substantial conformance with such requirements and all reports and information required with respect to each First Merchants Employee Plan have been timely given.

                  (c) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, for which no statutory or administrative exemption exists, and no "reportable event," as defined in Section 4043(b) of ERISA, for which a notice is required to be filed, has occurred with respect to any First Merchants Employee Plan. Neither First Merchants nor any of its subsidiaries has any outstanding liability to the Pension Benefit Guaranty Corporation ("PBGC"), or any liability to the Internal Revenue Service ("IRS"), to the Department of Labor ("DOL") or to an employee or First Merchants Employee Plan beneficiary under Section 502 of ERISA.

                  (d) To the best knowledge of First Merchants, no "fiduciary," as defined in Section 3(21) of ERISA, of a First Merchants Employee Plan has failed to comply with the requirements of Section 404 of ERISA.

                  (e) Each of the First Merchants Employee Plans which is intended to be qualified under Code Section 401(a) has been amended to comply in all material respects with the applicable requirements of the Code, including the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Revenue Reconciliation Act of 1990, the Tax Extension Act of 1991, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and the Retirement Protection Act of 1994 and any rules, regulations or other requirements promulgated thereunder (the "Acts"). In addition, each such First Merchants Employee Plan has been and is being operated in substantial conformance with the applicable provisions of ERISA and the Code, as amended by the Acts, including operational compliance with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998 (even though actual plan amendments do not have to be made until the last day of the 2001 plan year). Except as set forth in the Disclosure Letter, First Merchants and/or its subsidiaries, as applicable, sought and received favorable determination letters from the IRS within the applicable remedial amendment periods under Code Section 401(b), and have furnished to Lafayette copies of the most recent IRS determination letters with respect to any such First Merchants Employee Plan.

                  (f)  No  First   Merchants   Employee  Plan  has  incurred  an
         "accumulated funding deficiency," as determined under Code Section 412 and ERISA Section 302.

                  (g) No First Merchants Employee Plan has been terminated or incurred a partial termination (either voluntarily or involuntarily).

                  (h) No claims against a First Merchants Employee Plan, First Merchants, or any of its subsidiaries, with respect to a First Merchants Employee Plan (other than normal benefit claims), have been asserted or, to the best knowledge of First Merchants, threatened.

                  (i) To the best knowledge of First Merchants, no event has occurred that would cause the imposition of the tax described in Code
         Section 4980B. To the best knowledge of First Merchants, all requirements of ERISA Section 601 have been met.

                  (j) Except as set forth in the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by First Merchants or any of its subsidiaries relating to, or change in employee participation or coverage under, any First Merchants Employee Plan which would increase materially the expense of maintaining such First Merchants Employee Plans above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2000.

                  (k) For purposes of this Section 6.08, references to First Merchants or its subsidiaries are deemed to include (i) all predecessors of First Merchants or its subsidiaries, (ii) all members of any controlled group (as determined under Code Section 414(b) or (c)) that includes First Merchants or any of its subsidiaries, and
         (iii) all members of any affiliated service group (as determined under Code Section 414(m) or (n)) that includes First Merchants or any of its subsidiaries.

         6.09. Taxes, Returns and Reports. First Merchants and its subsidiaries have (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed as of the date hereof, and each return is true, complete and accurate in all material respects; (b) paid in all material respects all taxes, assessments and other governmental charges due or claimed to be due upon them or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Except for taxes not yet due and payable, the reserve for taxes on the First Merchants Financial Information is adequate to cover all of First Merchants' and its subsidiaries' tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years with respect to any transactions consummated prior to June 30, 2001. Neither First Merchants not any of its subsidiaries has, or will have, any liability for taxes of any nature for or with respect to the operation of their business, including the assets of any subsidiary, from June 30, 2001, up to and including the Effective Date, except to the extent reflected on their First Merchants Financial Information or on financial statements of First Merchants subsequent to such date and as set forth in the Disclosure Letter. Neither First Merchants nor any of its subsidiaries is currently under audit by any state or federal taxing authority. Except as set forth in the Disclosure Letter, neither the federal, state, or local tax returns of First Merchants or its subsidiaries have been audited by any taxing authority during the past five (5) years.

         6.10. Reports. Since January 1, 1995, First Merchants and its subsidiaries have timely filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Regulatory Authorities having jurisdiction over the affairs of either First Merchants or its subsidiaries. All such reports filed by First Merchants and its subsidiaries complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authorities and are true, accurate and complete in all material respects and were prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis. Except as set forth in the Disclosure Letter, there is no unresolved violation, criticism or exception by any of the Regulatory Authorities with respect to any report or statement filed by, or any examinations of, First Merchants or its subsidiary, First Merchants Bank, National Association.

         6.11. Absence of Defaults. First Merchants is not in violation of its charter documents or By-Laws or in default under any material agreement, commitment, arrangement, loan, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for defaults which would not have a material adverse effect on the business of First Merchants or its subsidiaries.

         6.12. Accuracy of Statements. Neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by First Merchants to Lafayette pursuant to or in connection with this Agreement or the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied by First Merchants with respect to its business, operations and financial condition for inclusion in the proxy statement and registration statement relating to the Merger) contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed and to the registration statement at the time it becomes effective) any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         6.13. Compliance With Law. First Merchants has not engaged in any activity nor taken or omitted to take any action which has resulted or, to the knowledge of First Merchants, could result in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body, the violation of which could materially adversely affect the business, prospects, condition (financial or otherwise) or results of operations of First Merchants. First Merchants possesses all licenses, franchises, permits and other authorizations necessary for the continued conduct of its business without material interference or interruption. There are no agreements or understandings with, nor any orders or directives of, any regulatory agencies or government authorities, which would have a material adverse effect on the consolidated financial position of First Merchants. First Merchants has received no written inquiries from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act or the Community Reinvestment Act or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder. First Merchants has received no inquiries from any regulatory agency or government authority relating to its compliance with any securities laws applicable to First Merchants.

         6.14. Absence of Certain Changes. Except for events and conditions relating to the business and interest rate environment in general (including consequences of the terrorist attack on the United States on September 11, 2001) and the accrual or payment of Merger-related expenses, since June 30, 2001, no events or conditions of any character, whether actual, threatened or contemplated, have occurred, or can reasonably be expected to occur, which materially adversely affect First Merchants consolidated business, prospects, conditions (financial or otherwise), assets or results of operations or which have caused, or can reasonably be expected to cause, First Merchants business, on a consolidated basis, to be conducted in a materially less profitable manner than prior to June 30, 2001.

         6.15. First Merchants Securities and Exchange Commission Filings. First Merchants has complied in all material respects with all state, federal or foreign securities laws, statutes, rules, regulations or orders, injunctions or decrees of any government agency relating thereto. First Merchants has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including First Merchants' Annual Report on Form 10-K for the year ended December 31, 2000, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, copies of which have previously been delivered to Lafayette. All such Securities and Exchange Commission ("SEC") filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

         6.16. Environmental Matters.

                  (a) Neither First Merchants nor any of its subsidiaries has caused or allowed the generation, treatment, storage, disposal or release at any real property owned or leased by them of any Toxic Substance, except in accordance with all applicable federal, state and local laws and regulations.

                  (b) Except as disclosed in the Disclosure Letter, there are no underground storage tanks located on, in or under any real property owned by First Merchants or any of its subsidiaries and no such owned real property has previously contained an underground storage tank. Neither First Merchants nor any of its subsidiaries own or operate any underground storage tank at any real property leased by them and no such leased real property has previously contained an underground storage tank. No such owned or leased real property is or has been listed on the CERCLIS.

                  (c) No Toxic Substance has been released, spilled, discharged or disposed at, in, on or under any real property owned or leased by First Merchants or any of its subsidiaries nor are there any other conditions or circumstances affecting any real property owned or leased by First Merchants or any of its subsidiaries, in each case, which would pose a significant risk to the environment or the health or safety of persons or otherwise pose a material risk of liability for remediation, corrective action or clean-up.

         6.17. Bring Down of Representations and Warranties. All representations and warranties of First Merchants contained in this Section 6 shall be true, accurate and correct on and as of the Effective Date except as affected by the transactions contemplated by and specified within the terms of this Agreement.

         6.18. Nonsurvival of Representations and Warranties. The representations and warranties contained in this Section 6 shall expire on the Effective Date or the earlier termination of this Agreement, and thereafter First Merchants and all directors and officers of First Merchants shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally made or is deemed to be fraudulent.


                                    SECTION 7

                             Covenants of Lafayette

         Lafayette covenants and agrees with First Merchants, and covenants and agrees to cause the Bank to act, as follows:

         7.01. Shareholder Approval. Lafayette shall submit this Agreement to its shareholders for approval at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation and By-Laws of Lafayette at the earliest possible reasonable date, and, subject to Section 7.05 hereof, the Board of Directors of Lafayette shall recommend to the shareholders of Lafayette that such shareholders approve this Agreement and shall not thereafter withdraw or modify its recommendation. The Board of Directors of Lafayette shall use its best efforts to obtain any vote of its shareholders necessary for the approval of this Agreement.

         7.02. Other Approvals. Lafayette and the Bank shall proceed expeditiously, cooperate fully and use their best efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

         7.03. Conduct of Business.

                  (a) On and  after  the date of this  Agreement  and  until the
         Effective  Date or until this  Agreement  shall be terminated as herein provided, neither Lafayette nor the Bank shall, without the prior written consent of First Merchants, (i) make any material changes in their capital structure; (ii) authorize a class of stock or issue, or authorize the issuance of, stock other than or in addition to the outstanding stock as set forth in Section 5.03 hereof; (iii) declare, distribute or pay any dividends on their shares of common stock, or authorize a stock split, or make any other distribution to their shareholders, except for (a) the payment by Lafayette prior to the Effective Date of quarterly cash dividends on its common stock in the amount of $.11 per share plus a year-end special dividend of up to $.05 per share (provided the declaration of the last dividend by Lafayette prior to the Effective Date and the payment thereof shall be coordinated with First Merchants so that the holders of Lafayette common stock do not receive dividends on both Lafayette common stock and First Merchants common stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the Lafayette common stock or First Merchants common stock received in the Merger in respect of such quarter), and (b) the payment by the Bank to Lafayette of dividends to pay Lafayette's expenses of operations and its business and payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement; (iv) except as set forth in the Disclosure Letter, merge, combine or consolidate with or sell their assets or any of their securities to any other person, corporation or entity, effect a share exchange or enter into any other transaction not in the ordinary course of business; (v) except as set forth in the Disclosure Letter, incur any liability or obligation, make any commitment, payment or disbursement, enter into any contract, agreement, understanding or arrangement or engage in any transaction, or acquire or dispose of any property or asset having a fair market value in excess of $10,000.00 (except for personal or real property acquired or disposed of in connection with foreclosures on mortgages or enforcement of security interests and loans made or sold by the Bank in the ordinary course of business); (vi) subject any of their properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance; (vii) promote or increase or decrease the rate of compensation or enter into any agreement to promote or increase or decrease the rate of compensation of any director, officer or employee of Lafayette or the Bank (except for year end bonuses in an aggregate amount not to exceed $550,000, and promotions and non-material increases in the ordinary course of business and in accordance with past practices); (viii) except as set forth in the Disclosure Letter, execute, create, institute, modify or amend any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plans, any employment, deferred compensation, consultant, bonus or collective bargaining agreement, group insurance contract or other incentive, welfare or employee benefit plan or agreement for current or former directors, officers or employees of Lafayette or the Bank, change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or specifically
         provided  for  in  this   Agreement;   (ix)  amend  their  Articles  of
         Incorporation or By-Laws from those in effect on the date of this Agreement; (x) modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment or severance agreements with respect to any present or former Lafayette or Bank directors, officers or employees; (xi) give, dispose, sell, convey, assign, hypothecate, pledge, encumber or otherwise transfer or grant a security interest in any common stock of the Bank; (xii) fail to make additions to the Bank's reserve for loan losses, or any other reserve account, in the ordinary course of business and in accordance with sound banking practices; (xiii) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; and (xiv) agree in writing or otherwise to take any of the foregoing actions.

                  (b) Lafayette and the Bank shall maintain, or cause to be maintained, in full force and effect insurance on its properties and operations and fidelity coverage on its directors, officers and employees in such amounts and with regard to such liabilities and hazards as customarily are maintained by other companies operating similar businesses.

                  (c) Lafayette and the Bank shall continue to give to First Merchants and its employees, accountants, attorneys and other authorized representatives reasonable access during regular business hours and other reasonable times to all their premises, properties, statements, books and records.

         7.04. Preservation of Business. On and after the date of this Agreement and until the Effective Date or until this Agreement is terminated as herein provided, Lafayette and the Bank each shall (a) carry on their business diligently, substantially in the same manner as heretofore conducted, and in the ordinary course of business; (b) use their best efforts to preserve their business organizations intact, to keep their present officers and employees and to preserve their present relationship with customers and others having business dealings with them; and (c) not do or fail to do anything which will cause a material breach of, or material default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which they are a party or by which they are or may be subject or bound.

         7.05. Other Negotiations. On and after the date of this Agreement and until the Effective Date, Lafayette and the Bank shall not, and shall not permit or authorize their respective directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit, encourage, or engage in discussions or negotiations with, or provide information to, any corporation, association, partnership, person or other entity or group concerning any proposal by such corporation, association, partnership, person or other entity or group for a merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock), tender offer, acquisition of control of Lafayette or the Bank or similar transaction involving Lafayette or the Bank (all such transactions hereinafter referred to as an "Acquisition Transaction"). Lafayette and the Bank shall promptly communicate to First Merchants the terms of any proposal, written or oral, which either may receive with respect to an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Transaction or discussion with respect thereto. The above provisions of this Section 7.05 notwithstanding, nothing contained in this Agreement shall prohibit (i) Lafayette from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that
(a) the Board of Directors of Lafayette, after consultation with legal counsel and its investment banker, determines in good faith that such action is required for the directors of Lafayette to fulfill their fiduciary duties and obligations to Lafayette's shareholders and other constituencies under Indiana law, and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Lafayette provides immediate written notice to First Merchants to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, or (ii) notwithstanding the provisions of Section 7.01, the Board of Directors of Lafayette from failing to make, withdrawing or modifying its recommendation to shareholders regarding the Merger following receipt of a proposal for an
Acquisition Transaction if the Board of Directors of Lafayette, after consultation with and based upon the advice of legal counsel and its investment banker, determines in good faith that such action is required for the directors of Lafayette to fulfill their fiduciary duties and obligations to Lafayette's shareholders and other constituencies under Indiana law.

         7.06. Restrictions Regarding Affiliates. Lafayette shall, within thirty
(30) days after the date of this Agreement and promptly thereafter until the Effective Date to reflect any changes or upon the reasonable request of First Merchants, provide First Merchants with a list identifying each person who may reasonably be deemed to be an "affiliate" of Lafayette within the meaning of such term as used in Rule 145 under the Securities Act of 1933, as amended (the "1933 Act"). Each director, executive officer and other person who is an "affiliate" of Lafayette for purposes of the 1933 Act shall deliver to First Merchants, at least thirty-one (31) days prior to the Effective Date, a written agreement, in form and substance satisfactory to counsel to First Merchants, regarding compliance by each such person with the provisions of such Rule 145.

         7.07. Press Release. Except as required by law, neither Lafayette nor the Bank shall issue any press releases or make any other public announcements or disclosures relating to the Merger without the prior approval of First Merchants, which approval will not be unreasonably withheld.

         7.08. Disclosure Letter. Lafayette shall promptly supplement, amend and update monthly and as of the Effective Date the Disclosure Letter with respect to any matters hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter.

         7.09 Confidentiality. Lafayette agrees to abide by the terms of the Confidentiality Agreement between Lafayette and First Merchants executed as of August 28, 2001. This provision shall survive the Effective Date or the earlier termination of this Agreement.

         7.10. Cooperation. Lafayette shall generally cooperate with First Merchants and its officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, (i) Lafayette shall cooperate and assist First Merchants in preparation of and/or filing of all regulatory applications, the registration statement for registration of First Merchants' shares, and all other documentation required to be prepared for consummation of the Merger and obtaining all necessary approvals, and (ii) Lafayette shall furnish First Merchants with all information concerning itself and the Bank that First Merchants may request in connection with the preparation of the documentation referenced above. Prior to the Closing (as defined in Section 12 hereof), Lafayette agrees to disclose to First Merchants any fact or matter that comes to the attention of Lafayette that might indicate that any of the representations or warranties of Lafayette may be untrue, incorrect, or misleading in any material respect.

         7.11. Letter to Lafayette's Shareholders. Within five (5) business days after execution of this Agreement by Lafayette and First Merchants, Lafayette shall deposit in the United States mail a letter to each of the shareholders of record of Lafayette as of the date of execution of this Agreement informing each shareholder about the execution of this Agreement and the proposed Merger. The terms of such letter to the shareholders of Lafayette shall be in a form mutually agreed to by First Merchants and Lafayette.

         7.12. Exercise of Options and Stock Appreciation Rights. Lafayette shall cause the stock options disclosed pursuant to Section 5.03(c) hereof to be exercised and the related shares of Lafayette's common stock to be issued on or immediately before the Effective Date. Lafayette commits that no cash shall be paid to option holders in connection with the exercise of such options and that immediately prior to the Effective Date of the Merger, Lafayette shall have no more than 4,194,104 shares of common stock outstanding. Thereafter, each option to which this Section 7.12 applies will be exercised and cease to exist. Prior to the Effective Date, Lafayette shall take all action necessary to cause each SAR outstanding at the Effective Date under Lafayette's Officers' Stock Appreciation Rights Plan as disclosed pursuant to Section 5.03(e), without any action on the part of the holder thereof, to be converted into the right to receive from Lafayette, at the Effective Date, cash equal to the difference between the Base Price and $30.00 times the number of shares of Lafayette common stock to which such SAR relates; provided, however, that the payer shall withhold from such cash payment any taxes required to be withheld by applicable law. Each SAR to which this Section 7.12 applies will be canceled and cease to exist by virtue of such payment. On or prior to the Effective Date, Lafayette shall take all action necessary to terminate all stock option and SAR plans of Lafayette. From and after the date hereof, Lafayette covenants that no additional stock options or SARs shall be granted by Lafayette under any stock option or SAR plans of Lafayette or otherwise.

         7.13. SEC and Other Reports. Promptly upon its becoming available, Lafayette shall furnish to First Merchants one (1) copy of each financial statement, report, notice, or proxy statement sent by Lafayette to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by Lafayette with NASDAQ or the SEC or any successor agency, of any order issued by any Governmental Authority in any proceeding to which Lafayette is a party, and of any notice or communication received by Lafayette from NASDAQ or the SEC. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over Lafayette or any of its respective businesses, operations or properties.

         7.14. Adverse Actions. Lafayette shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Date, (ii) any of the conditions to the Merger set forth in
Section 9 not being satisfied, (iii) a material violation of any provision of this Agreement, or (iv) a delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.


                                    SECTION 8

                          Covenants of First Merchants

         First Merchants covenants and agrees with Lafayette as follows:

         8.01. Shareholder Approval. First Merchants shall submit this Agreement to its shareholders for approval at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation and By-Laws of First Merchants at the earliest possible reasonable date, and the Board of Directors of First Merchants shall recommend to the shareholders of First Merchants that such shareholders approve this Agreement and shall not thereafter withdraw or modify its recommendation. The Board of Directors of First Merchants shall use its best efforts to obtain any vote of its shareholders necessary for the approval of this Agreement.

         8.02. Approvals. First Merchants shall proceed expeditiously, cooperate fully and use its best efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date. First Merchants agrees to use its best efforts to raise any additional capital which might be required to obtain any required regulatory approvals of the Merger. First Merchants shall provide Lafayette with copies of proposed regulatory filings in connection with the Merger and afford Lafayette the opportunity to offer comment on the filings before filing. Not in limitation of the foregoing, First Merchants agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by First Merchants with the SEC in connection with the issuance of First Merchants common stock in the Merger (including the proxy statements and prospectus and other proxy solicitation materials of Lafayette and First Merchants constituting a part thereof (the "Proxy Statement") and all related documents). The Proxy Statement shall fully disclose that Lafayette's shareholders have dissenters' rights under IND. CODE ss. 23-1-44 et. seq. First Merchants agrees to advise Lafayette, promptly after First Merchants receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Merchants common stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. First Merchants agrees to use its reasonable best efforts to list, prior to the Effective Date, on the National Market System of NASDAQ (subject to official notice of issuance), the shares of First Merchants common stock to be issued to the holders of Lafayette common stock in the Merger.

         8.03. Employee Benefit Plans.

                  (a) General. Except as otherwise provided in this Section 8.03, on a date no later than January 1, 2004 (the "Entry Date"), First Merchants will make available to the employees of Lafayette and the Bank who continue as employees of First Merchants or any subsidiary of First Merchants no less favorable employee benefits than First Merchants offers to similarly situated employees of its banking subsidiaries from time to time. Except as otherwise provided in this
         Section 8.03, as of the Entry Date, First Merchants will amend or cause to be amended each employee benefit plan of First Merchants and its subsidiaries in which former Lafayette or Bank employees are eligible to participate, to the extent necessary, so that as of such date (i) such plans take into account for purposes of eligibility, vesting, and benefit accrual, the service of such employees with Lafayette and the Bank as if such service were with First Merchants and its subsidiaries, to the same extent that such service was credited under a comparable plan of Lafayette and the Bank, (ii) former Lafayette and Bank employees are not subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of First Merchants or its subsidiaries in which they are eligible to participate and may commence participation in such plans on the specified date, (iii) former Lafayette and Bank employees will retain credit for unused sick leave and vacation pay which has been accrued as of the Entry Date, and (iv) for purposes of determining the entitlement of former Lafayette and Bank employees to sick leave and vacation pay following the Entry Date, the service of such employees with Lafayette and the Bank shall be treated as if such service were with First Merchants. Until such time as the employees of Lafayette or the Bank become covered by First Merchants employee benefit plans, they will remain covered by the benefit plans of Lafayette or the Bank, subject to the terms of such plans.

                  (b) Employees' Salary Savings Plan. Following the Effective Date, First Merchants agrees to cause the Bank, or any successor in interest to the Bank, to maintain and honor all obligations (including the Bank's matching contributions to the Lafayette employees at no less than its current level of 50% of up to 4% of employee compensation contributed by employees) under the Bank's Employees' Salary Savings Plan (the "Lafayette 401(k) Plan"). Notwithstanding the foregoing, First Merchants may amend or merge the Lafayette 401(k) Plan with its existing 401(k) Plan provided it continues an employer match at a level no less than the level set forth above for former Lafayette employees for at least five years following the Effective Date, to the extent it is permitted to do so under ERISA or the Code.

                  (c) Group  Insurance.  Following  the  Effective  Date,  First
         Merchants agrees to cause the Bank, or any successor in interest to the Bank, to honor all obligations under the Bank's group insurance program for health, life, dental and accident and disability insurance (the "Bank Insurance Program"), including obligations owed under such plan to present retirees, to employees of the Bank who retire before January 1, 2005, and to two former directors and a widow of a former director of the Bank ("Retirees"). Notwithstanding the foregoing, First Merchants may replace the Bank Insurance Program with its own program, subject to modifications it deems appropriate, provided that it agrees (and agrees to cause any successor in interest to agree) to continue in effect for all Retirees a comparable level of insurance coverage at no greater cost (as determined by the same methodology as currently being used by the Bank) than that being received or paid by such Retirees at the Effective Date.

                  (d) Employees' Pension Plan. On the Entry Date, the Bank's Employees' Pension Plan (the "Bank Pension Plan") will be frozen, and all accrued benefits of participants in that Bank Pension Plan, including cost of living increases provided for in the Plan as of the date of freezing of such Plan, shall thereupon be fully vested and shall become payable at the times and in the amounts provided for under that Plan. No amendments except those required by law shall be made to the Bank Pension Plan prior to the Entry Date. All Lafayette and Bank employees satisfying eligibility requirements of such plan as of the Entry Date will be entitled to become eligible to participate in First Merchants retirement plan on the Entry Date, receiving credit for past service with Lafayette and the Bank for vesting, eligibility and benefit purposes under the First Merchants retirement plan. Benefits payable under the First Merchants retirement plan to former Lafayette or Bank employees shall be offset (but not below zero) by actuarial equivalent present values (as determined using the actuarial factors set forth in the Bank Pension Plan) of the accrued benefit payable to them under the Bank Pension Plan (excluding any cost of living adjustments accruing on or after the Entry Date). First Merchants shall be responsible for freezing of the Bank Pension Plan and for making any required or appropriate application to the IRS for a determination letter to the effect that such freezing will not adversely affect the tax-qualified status of such plan and for providing any notices to the Pension Benefit Guaranty Corporation or other governmental entity regarding the withdrawal.

                  (e) Director Emeritus  Supplemental  Retirement Benefits Plan.
         As of the Effective Date, First Merchants agrees to honor all obligations (and to cause any successor in interest to First Merchants to honor all obligations) to the following individuals participating in Lafayette's Director Emeritus Supplemental Retirement Benefits Plan (the "SDRP"): Robert T. Jeffares, Roy D. Meeks, Vernon N. Furrer, Joseph A. Bonner, Wilbur L. Hancock, Eric P. Meister, Robert J. Weeder, Richard A. Boehning, Jeffrey L. Kessler, Gordon G. Beemer, George H. DeVault, and Charles E. Maki; provided, however, that subject to obtaining the necessary consents to such action by Mr. Beemer, Mr. DeVault and Mr. Maki, the SDRP shall be amended on or before the Effective Date to provide for the payment to each participant therein of the present value of future director fees payable to such participant under the SDRP based on the directors fees payable at the Effective Date as to directors of the Bank who have not yet retired from the Board and based on the life expectancies of the participants in the SDRP. In determining the present value and life expectancies, the same actuarial assumptions currently used by the actuaries administering the Bank Pension Plan shall be used. Such present value amount as determined for each participant as of the Effective Date shall be paid in three substantially equal annual installments commencing with the first payment payable 30 days after the Effective Date. The unpaid installments shall bear interest at an annual rate equal to the discount rate applied in determining the present value of the benefits.

                  (f) Director Deferred Compensation Plan. Following the Effective Date, First Merchants agrees to cause the Bank, or any successor in interest to the Bank, to honor all obligations to the following individuals participating in the Director Deferred Compensation Plan of the Bank, until the obligations are paid in full thereunder to such individuals or their beneficiaries: Robert T. Jeffares, Roy D. Meeks, Vernon N. Furrer, Joseph A. Bonner, Wilbur L. Hancock, Eric P. Meister, Robert J. Weeder, and Richard A. Boehning.

                  (g) Severance. First Merchants does not intend to terminate any employees of Lafayette or the Bank in connection with the Merger. However, should it decide to do so, it shall consult with the President and Chief Executive Officer of the Bank about appropriate severance benefits payable in connection with any such termination. Nothing in this Section 8.03(g) shall be deemed to limit or modify First Merchants' at will employment policy.

                  (h) COBRA. First Merchants shall be responsible for providing COBRA continuation coverage to any qualified employee or former employee of Lafayette or the Bank and to their respective qualified beneficiaries, on and after the Effective Date, regardless of when the qualifying event occurred.

         8.04. Press Release. Except as required by law, First Merchants shall not issue any press releases or make any other public announcements or disclosures relating to the Merger without the prior approval of Lafayette, which approval will not be unreasonably withheld.

         8.05. Confidentiality. First Merchants agrees to abide by the terms of the Confidentiality Agreement between Lafayette and First Merchants executed as of August 28, 2001. This provision shall survive the Effective Date or the earlier termination of this Agreement.

         8.06. Covenants Regarding the Bank. Upon consummation of the Merger, the Bank shall be a state bank organized under the laws of the State of Indiana and the directors of the Bank in office immediately prior to the consummation of the Merger shall be the directors of the Bank at the Effective Date and entitled to directors fees that are no lower than the directors fees in effect at the Effective Date. Thereafter, the Bank directors who desire to continue to serve in that capacity shall do so for at least the remainder of the terms to which they have been elected, subject to First Merchants' policy of mandatory retirement as described below. First Merchants will cause these directors to be renominated to the Board of the Bank for additional terms which would extend to at least a date five (5) years following the Effective Date, subject to First Merchants' policy of mandatory retirement as described in the next sentence. The Bank directors will be subject to First Merchants' policy of mandatory retirement at age seventy (70); provided, however, the policy of mandatory retirement will not apply to any of the Bank's current directors until twenty-four (24) months after the Effective Date. First Merchants shall continue to operate the Bank as an operating subsidiary of First Merchants under the name "Lafayette Bank and Trust Company" or a name substantially similar thereto for a period of at least five (5) years following the Effective Date.

         8.07 Board of Directors of First Merchants. First Merchants shall cause all necessary action to be taken to cause Richard A. Boehning and Robert T. Jeffares, or such other replacements for such persons as shall be agreed to by First Merchants and Lafayette, to either (i) be nominated for election as members of the First Merchants' Board of Directors for a three (3) year term at the first annual meeting of the shareholders of First Merchants following the Effective Date; or (ii) to be appointed as members of the First Merchants' Board of Directors at the next meeting of the First Merchants' Board of Directors following the Effective Date to serve until the first annual meeting of the shareholders of First Merchants following the Effective Date and then to be nominated for election as members of the First Merchants' Board of Directors for a three (3) year term at the first annual meeting of the shareholders of First Merchants following the Effective Date, whichever can be effected first depending on the timing of the occurrence of the Effective Date. The two (2) individuals from the Board of Directors of Lafayette elected to the Board of Directors of First Merchants shall be subject to First Merchants' policy of mandatory retirement at age seventy (70); provided, however, the policy of mandatory retirement will not apply to such individuals until twenty-four (24) months after the Effective Date. First Merchants shall cause one of the two (2) individuals from the Board of Directors of Lafayette elected to the Board of Directors of First Merchants to be elected as the Vice Chairman of the Executive Committee of First Merchants. In addition, First Merchants agrees that it shall make a good faith effort to expand the size of the Board of Directors of the Bank and the Board of Directors of First Merchants within one (1) year following the Effective Date to add two (2) additional members to each such board. The same two (2) individuals shall be added to both the Board of Directors of First Merchants and the Board of Directors of the Bank. Such individuals must be residents of Tippecanoe County, Indiana. The Bank may recommend the names of potential candidates to be elected to the Board of Directors of First Merchants and the Bank; provided, however, that First Merchants shall have the ultimate authority to choose the two (2) individuals to be added to such boards in its sole discretion. If First Merchants is unable to appoint (2) individuals who are residents of Tippecanoe County to serve as Board members of the Bank and of First Merchants within one (1) year following the Effective Date, it agrees to appoint two of the Bank's directors of its choosing not currently on the First Merchants Board to those positions on the Board of First Merchants.

         8.08 Officers of the Bank and First Merchants. At the Effective Date, the officers of the Bank in effect immediately prior to the Effective Date shall remain the officers of the Bank. Robert J. Weeder, currently President and Chief Executive Officer of the Bank, shall remain in such position earning compensation no less than what he is earning at the Effective Date (subject to normal and customary increases and bonuses) until he attains 65 years of age. Effective upon Joseph A. Bonner's retirement as Chairman of the Board of the Bank, First Merchants shall use its best efforts to cause the Bank's Board of Directors to select Robert J. Weeder as Chairman of the Board of the Bank to serve in such position, at compensation and customary bonuses of no less than that which was being received at the Effective Date by Joseph A. Bonner, until Mr. Weeder attains 70 years of age. Consideration will be given for the chief executive officer replacement for Mr. Weeder upon his attainment of age 65 to all qualified candidates, both internal and external. At the Effective Date, Robert J. Weeder shall also be appointed Senior Vice President of First Merchants and in that capacity shall be invited to attend all First Merchants Board of Directors meetings.

         8.09. Directors and Officers Insurance.

                  (a) For a period of at least three years from the Effective Date, First Merchants shall use its reasonable best efforts to obtain an endorsement to its director's and officer's liability insurance policy to cover the present and former officers and directors of Lafayette and the Bank (determined as of the Effective Date) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Date, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Lafayette; provided however, that if First
         Merchants is unable to obtain such endorsement, then Lafayette may purchase tail coverage under its existing director and officer liability insurance policy for such claims; provided further that in no event shall First Merchants be required to expend in the aggregate during each such three-year period more than one and one-half times the current annual amount spent by Lafayette (the "Insurance Amount") to maintain or procure its current directors' and officers' insurance coverage; provided further, that if First Merchants is unable to maintain or obtain the insurance called for by this Section 8.09, First Merchants shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Lafayette or the Bank may be required to make application and provide customary representations and warranties to First Merchants' insurance carrier for the purpose of obtaining such insurance.

                  (b) For six years after the Effective Date, the Continuing Company shall indemnify, defend and hold harmless the present and former officers and directors of Lafayette and the Bank against all losses, expenses (including attorneys' fees), claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the Indiana Business Corporation Law and by First Merchants' or Lafayette's Articles of Incorporation as in effect on the date hereof (whichever is more favorable to the officers and directors of Lafayette and the Bank), including provisions relating to advances of expenses incurred in the defense of any action or suit.

                  (c) Following the Effective Date, First Merchants will provide any Lafayette or Bank officers, directors and employees who become officers, directors and employees of the Continuing Company or its subsidiaries with the same directors and officers liability insurance coverage and indemnification protections that First Merchants provides to other officers, directors and employees of First Merchants or its subsidiaries.

                  (d) If First Merchants shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity (a "Change of Control"), then and in each case, proper provision shall be made so that the successors and assigns of First Merchants shall assume the obligations set forth in this
         Section 8.09.

         8.10. SEC and Other Reports. Promptly upon its becoming available, First Merchants shall furnish to Lafayette one (1) copy of each financial statement, report, notice, or proxy statement sent by First Merchants to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by First Merchants with the SEC or any successor agency, of any order issued by any Governmental Authority in any proceeding to which First Merchants is a party, and of any notice or communication received by First Merchants from the SEC. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over First Merchants or any of its respective businesses, operations or properties.

         8.11. Disclosure Letter. First Merchants shall promptly supplement, amend and update monthly and as of the Effective Date the Disclosure Letter with respect to any matters hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter.

         8.12. Adverse Actions. First Merchants shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Date, (ii) any of the conditions to the Merger set forth in Section 9 not being satisfied, (iii) a material violation of any provision of this Agreement, or (iv) a delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.


                                    SECTION 9

                       Conditions Precedent To The Merger

         The obligation of each of the parties hereto to consummate the transactions contemplated by this Agreement is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective
Date:

         9.01. Shareholder Approval. The shareholders of Lafayette and First Merchants shall have approved, ratified and confirmed this Agreement as required by applicable law.

         9.02. Registration Statement Effective. First Merchants shall have registered its shares of common stock to be issued to shareholders of Lafayette in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and "blue sky" approvals and authorizations required to offer and sell such shares shall have been received by First Merchants. The registration statement with respect thereto shall have been declared effective by the SEC and no stop order shall have been issued or threatened. The shares of First Merchants common stock shall have been listed for trading on the Nasdaq National Market System (subject to official notice of issuance).

         9.03. Tax Opinion. The parties shall have obtained an opinion of Bingham Summers Welsh & Spilman, LLP, dated on or about the Effective Date, which shall be in form and content satisfactory to counsel for all parties hereto, to the effect that the Merger effected pursuant to this Agreement shall constitute a tax-free transaction (except to the extent cash or boot is received) to each party hereto and to the shareholders of each party, and that no gain or loss will be recognized by shareholders of Lafayette to the extent they receive shares of First Merchants common stock in the Merger in exchange for their shares of Lafayette common stock. Such opinion shall be based upon factual representations received by such counsel from the parties, which representations may take the form of written certifications.

         9.04. Affiliate Agreements. First Merchants shall have obtained (a) from Lafayette, a list identifying each affiliate of Lafayette and (b) from each affiliate of Lafayette, the agreements contemplated by Section 7.06 hereof.

         9.05. Regulatory Approvals. The Federal Reserve Board and the Indiana Department of Financial Institutions shall have authorized and approved the Merger and the transactions related thereto. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the transactions contemplated by this Agreement shall have been obtained.

         9.06. Officer's Certificate. First Merchants and Lafayette shall have delivered to each other a certificate signed by their Chairman or President and their Secretary, dated the Effective Date, certifying that (a) all the representations and warranties of their respective corporations are true, accurate and correct on and as of the Effective Date; (b) all the covenants of their respective corporations have been complied with from the date of this Agreement through and as of the Effective Date; and (c) their respective corporations have satisfied and fully complied with all conditions necessary to make this Agreement effective as to them.

         9.07. Fairness Opinion. Lafayette shall have obtained an opinion from Dain Rauscher Wessels, a division of Dain Rausher Incorporated, to the effect that the consideration paid in the Merger is fair to the shareholders of Lafayette from a financial viewpoint. Such opinion shall be (a) in form and substance reasonably satisfactory to Lafayette, (b) dated as of a date not later than the mailing date of the Proxy Statement relating to the Merger and (c) included in the Proxy Statement.

         9.08. No Judicial Prohibition. Neither Lafayette, the Bank nor First Merchants shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

         9.09. Other Consents and Approvals. All consents and other approvals required for the transfer of any contracts, agreements, leases, loans, etc. as a result of the Merger shall have been obtained.

         9.10 Options. All of the options disclosed in Section 5.03(c) of the Disclosure Letter shall have been exercised pursuant to Section 7.12 hereof and Lafayette shall have no more than 4,194,104 shares of common stock issued and outstanding. Lafayette shall have no commitment to issue any additional shares of common stock. All stock option plans of Lafayette shall have been terminated.

         9.11 SARs. All of the SARs disclosed in Section 5.03(e) hereof shall have been exercised pursuant to Section 7.12 hereof and such SARs shall be canceled and cease to exist. All SAR plans of Lafayette shall have been terminated.

                                   SECTION 10

                              Termination of Merger

         10.01. Manner of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Effective Date by written notice delivered by First Merchants to Lafayette or by Lafayette to First Merchants only for the following reasons:

                  (a) By Lafayette or First Merchants, if there has been a material breach of any representation, warranty or covenant on the part of any party in the representations, warranties, and covenants set forth herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; provided that the party in default shall have no right to terminate for its own default;

                  (b) By Lafayette or First Merchants, if it shall determine in its sole discretion that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of commencement or credible threat of material litigation or proceedings against any of the parties;

                  (c) By Lafayette or First Merchants, if the financial condition, business, assets, or results of operations of the other party shall have been materially and adversely changed from that in existence at June 30, 2001 (for reasons other than events and conditions relating to the business and interest rate environment in general (including consequences of the terrorist attack on the United States on September 11, 2001), the accrual or payment of Merger-related expenses, or matters set forth in the parties' Disclosure Letters);

                  (d) By Lafayette or First Merchants, if the transaction contemplated herein has not been consummated by June 30, 2002 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

                  (e) By First Merchants if any of the items, events or information set forth in any update to the Disclosure Letter provided by Lafayette has had or may have (as determined by First Merchants in good faith) a material adverse effect on the financial condition, results of operations, business, or prospects of Lafayette or the Bank;

                  (f) By Lafayette if any of the items, events or information set forth in any update to the Disclosure Letter provided by First Merchants has had or may have (as determined by Lafayette in good faith) a material adverse effect on the financial condition, results of operations, business, or prospects of First Merchants and its subsidiaries, on a consolidated basis.

                  (g) By First Merchants or Lafayette if, in the opinion of counsel to First Merchants or Lafayette, the Merger will not constitute a tax-free reorganization under the Code;

                  (h)  By  First  Merchants  or  Lafayette   pursuant  to  their
         respective termination rights set forth in Section 3.04 hereof;

                  (i) By Lafayette if the appropriate discharge of the fiduciary duties of the Board of Directors of Lafayette consistent with Section
         7.05 requires that Lafayette terminate this Agreement;

                  (j) By First  Merchants  if it receives  written  notice under
         Section 7.05 that Lafayette intends to furnish information to or enter into discussions or negotiations with a third party in connection with a proposed Acquisition Transaction, if Lafayette fails to give any such written notice as required in Section 7.05 or if Lafayette's Board of Directors fails to make, withdraws or modifies its recommendation to Lafayette's shareholders to vote in favor of the Merger following receipt of a proposal for an Acquisition Transaction; or

                  (k) By either party (provided that the terminating party is not then in material breach of any representation or warranty contained in this Agreement or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
         Section 10.1(d) of this Agreement.

         10.02. Effect of Termination. Except as provided below, in the event that this Agreement is terminated pursuant to the provisions of Section 10.01 hereof, no party shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 10.01(a) hereof on account of a willful breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party, including, without limitation, reimbursement to the non-breaching party of its costs, fees and expenses (including attorneys', accountants' and advisors' fees and expenses) incident to the negotiation, preparation and execution of this Agreement and related documentation; provided, however, that nothing in this proviso shall be deemed to constitute liquidated damages for the willful breach by a party of the terms of this Agreement or otherwise limit the rights of the non-breaching party. Notwithstanding the foregoing, in the event of termination by First Merchants in accordance with Section 10.01(j) or by Lafayette in accordance with Section 10.01(i), Lafayette shall pay First Merchants the sum of $2,500,000 as liquidated damages. Such liquidated damages shall be in lieu of costs, expenses and damages otherwise recoverable under the first sentence of this Section
10.02. Such payment shall be made within ten (10) days of the date of notice of termination. Lafayette acknowledges the reasonableness of such amount in light of the considerable time and expense invested and to be invested by First Merchants and its representatives in furtherance of the Merger. Such amount was agreed upon by First Merchants and Lafayette as compensation to First Merchants for its time and expense and not as a penalty to Lafayette, it being impossible to ascertain the exact value of the time and expense to be invested. First Merchants shall also be entitled to recover from Lafayette its reasonable attorneys' fees incurred in the enforcement of this Section.


                                   SECTION 11

                            Effective Date Of Merger

         Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, the Merger shall become effective at the close of business on the day specified in the Articles of Merger of Lafayette with and into First Merchants as filed with the Secretary of State of the State of Indiana (the "Effective Date"). The Effective Date shall occur no later than the last business day of the month in which any waiting period following the last approval of the Merger by a state or federal regulatory agency or governmental authority expires, unless otherwise agreed to by First Merchants and Lafayette.


                                   SECTION 12

                                     Closing

         12.01. Closing Date and Place. The closing of the Merger (the "Closing") shall take place at the main office of First Merchants on the Effective Date or at such other place as mutually agreed to by First Merchants and Lafayette.

         12.02. Articles of Merger. Subject to the provisions of this Agreement, on or prior to the Effective Date, the Articles of Merger shall be duly filed with the Secretary of State of the State of Indiana specifying that the Merger shall be effective as of the Effective Date.

         12.03. Opinions of Counsel. At the Closing, Lafayette shall deliver an opinion of its counsel, Barnes & Thornburg, to First Merchants, and First Merchants shall deliver an opinion of its counsel, Bingham Summers Welsh & Spilman, LLP, to Lafayette, dated as of the date of the Closing. The form of such opinions shall be as mutually agreed to by the parties hereto and their respective counsel.


                                   SECTION 13

                                  Miscellaneous

         13.01. Effective Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but, except for Sections 8.03, 8.06, 8.07, 8.08 and 8.09 (which are intended to be for the benefit of those present and former officers, directors and employees of Lafayette and the Bank affected thereby and may be enforced by such persons), none of the provisions thereof shall inure to the benefit of any other person, firm, or corporation whomsoever. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or transferred by either party hereto without the prior written consent of the other party.

         13.02. Waiver; Amendment.

                  (a) First Merchants and Lafayette may, by an instrument in writing executed in the same manner as this Agreement: (i) extend the time for the performance of any of the covenants or agreements of the other party under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant hereto or thereto;
         (iii) waive the performance by the other party of any of the covenants or agreements to be performed by it or them under this Agreement; or
         (iv) waive the satisfaction or fulfillment of any condition the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to terminate this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

                  (b)  Notwithstanding the prior approval by the shareholders of
         Lafayette or First Merchants, this Agreement may be amended, modified or supplemented by the written agreement of Lafayette and First Merchants without further approval of such shareholders, except that no such amendment, modification or supplement shall result in a decrease in the consideration specified in Section 3 hereof, except in accordance with the terms of Section 3 hereof, or shall materially adversely affect the rights of the shareholders of Lafayette or First Merchants without the further approval of such shareholders.

         13.03. Notices. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to be given (i) when delivered in person, or (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission, or (iii) on the fifth (5th) day after sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

         If to First Merchants:             With a copy to:

         200 E. Jackson Street, Box 792     Bingham Summers Welsh & Spilman, LLP
         Muncie, IN  47305                  2700 Market Tower
         Attn:  Larry L. Helms,                    10 West Market Street
         Senior Vice President and          Indianapolis, Indiana  46204-2982
         General Counsel                    Attn:  David R. Prechtel, Esq.
         (765) 741-7283                     (317) 236-9907

         If to Lafayette:                          With a copy to:

         133 North 4th Street               Barnes & Thornburg
         P.O. Box 1130                             11 South Meridian Street
         Lafayette, IN  47902               Indianapolis, IN  46204
         Attn: Robert J. Weeder,            Attn:  Claudia V. Swhier, Esq.
         President and Chief                (317) 231-7433
         Executive Officer
         (765) 423-7137

or to such substituted address as any of them have given to the other in writing. Notwithstanding the foregoing, all notices required to be given pursuant to Sections 3.04(b) and 3.04(c) hereof shall be given in the time periods specified in such sections by either hand delivery or facsimile transmission to the specified parties.

         13.04. Headings. The headings in this Agreement have been inserted solely for the ease of reference and should not be considered in the interpretation or construction of this Agreement.

         13.05. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein.

         13.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. In addition, this Agreement and the documents to be delivered hereunder may be executed by the parties hereto either manually or by facsimile signatures, each of which shall constitute an original signature.

         13.07. Governing Law. This Agreement is executed in and shall be construed in accordance with the laws of the State of Indiana, without regard to choice of law principles.

         13.08. Entire Agreement. This Agreement and the Confidentiality Agreement supersedes any other agreement, whether oral or written, between First Merchants and Lafayette relating to the matters contemplated hereby, and constitutes the entire agreement between the parties hereto.

         13.09. Expenses. First Merchants and Lafayette shall each pay their own expenses incidental to the transactions contemplated hereby. It is understood that the fees of Dain Rauscher Wessels, including the cost of the fairness opinion referenced in Section 9.07, shall be borne by Lafayette whether or not the Merger is consummated. This provision shall survive the Effective Date or the earlier termination of this Agreement.

         13.10. Survival of Contents. The provisions of Sections 7.09, 8.05, 10.02, 13.09 and this Section 13.10 shall survive beyond the termination of this Agreement. The provisions of Sections 7.09, 8.03, 8.05, 8.06, 8.07, 8.08, 8.09,
13.09 and this Section 13.10 shall survive beyond the Effective Date.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, First Merchants and Lafayette have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed and attested by their duly authorized officers.


                                        FIRST MERCHANTS CORPORATION
ATTEST:


/s/ Larry R. Helms                      By:/s/ Michael L. Cox
---------------------------------          -----------------------------------
Larry R. Helms, Secretary                  Michael L. Cox, President and Chief
                                           Executive Officer





                                        LAFAYETTE BANCORPORATION
ATTEST:


/s/ Michelle D. Turnpaugh               By:/s/ Robert J. Weeder
---------------------------------          -----------------------------------
Michelle D. Turnpaugh, Secretary           Robert J. Weeder,
                                           President and Chief Executive Officer